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                                                                      EXHIBIT 12

                            JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to the Amendment No. 1 to Schedule 13D being filed by Benesse Corporation, Benesse Holdings International, Inc. and Mr. Soichiro Fukutake in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13D to which this Agreement is attached is filed on behalf of the below-named companies, that they are each responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person contained therein.

Dated: October ___, 1998

                                       BENESSE CORPORATION

                                       By: __________________
                                           Name:
                                           Title:

                                       BENESSE HOLDINGS INTERNATIONAL, INC.

                                       By: __________________
                                           Name:
                                           Title: